Exhibit 10.101

Intercompany Demand Promissory Note

Between

Central Energy Partners LP and Regional Enterprises, Inc.

INTERCOMPANY DEMAND PROMISSORY NOTE

$2,000,000	Dated: March 1, 2012

FOR VALUE RECEIVED, the undersigned, Regional Enterprises, Inc., a Virginia corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of Central Energy Partners LP, a Delaware limited partnership (“Lender”), the principal amount of $2,000,000 or, if less, the aggregate principal amount of all advances heretofore and hereafter made by Lender to Borrower as evidenced by the endorsement of such Advances, calculated on a quarterly basis, on Schedule A hereto or in the books and records of the Borrower (the “Advances”), which is a part of this Promissory Note, commencing with the first quarter immediately after December 31, 2015 (the “Termination Date”), in twelve (12) substantially equal consecutive quarterly installments on the last day of March, June, September and December in each year commencing on January 1, 2016 and ending on December 31, 2018; provided, that the last such installment shall be in the amount necessary to repay in full the outstanding principal amount hereof, together with interest on the principal amount hereof from time to time outstanding from the date hereof until such principal amount is paid in full.

Interest shall accumulate and be calculated daily on the basis of a 360-day year at a rate per annum of ten percent (10%), compounded annually, commencing January 1, 2011. Interest shall accumulate until payment of such accumulated and unpaid interest becomes due commencing on the first day immediately after the Termination Date and payable on each of the dates principal payments are due as set forth above, with the last payment including that amount of interest due on the remaining outstanding principal amount at December 31, 2018.

Both principal and interest are payable in lawful money of the United States of America to the Lender at 8150 N. Central Expressway, Suite 8150, Dallas, Texas 75206, or such other address as Lender shall notify Borrower, in same day funds. All Advances made by the Lender to the Borrower, and all payments made on account of the principal amount hereof, shall be recorded by the Lender Schedule A hereto which is part of this Promissory Note. The failure to show any such Advances or any error in showing such Advances shall not affect the obligations of Borrower hereunder.

Borrower may, upon at least three (3) Business Days’ notice to Lender stating the proposed date and principal amount of the prepayment, and if such notice is given Lender shall, prepay the Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid.

No amendment or waiver of any provision of this Promissory Note, nor consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Borrower hereby waives (to the extent permitted by applicable laws) presentment, demand, protest and notice of any kind. No failure on Lender’s part to exercise, and no delay in exercising, any right hereunder shall operate as a waiver of such right; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

This Promissory Note shall be binding upon Borrower and its successors and assigns, and the terms and provisions of this Promissory Note shall inure to the benefit of Lender and its respective successors and assigns, including subsequent holders hereof.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

The terms and provisions of this Promissory Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law, such determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Promissory Note in any jurisdiction.

This Promissory Note represents the entire agreement between the parties regarding the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

REGIONAL ENTERPRISES, INC.

By:	/s/ Ian T. Bothwell
Ian T. Bothwell,
President

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Schedule A

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

12/31/10	$957,575		$957,575

3/31/11	84,347		1,041,922

6/30/11	57,629		1,099,551

9/30/11	72,101		1,171,653

12/31/11		$101,639	1,070,014

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